SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

      [ ]    Preliminary Proxy Statement
      [ ]    Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2)
      [X]    Definitive Proxy Statement
      [ ]    Definitive Additional Materials
      [ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                V-ONE Corporation
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             -------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X]    No fee required.
      [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11:

             1) Title of each class of securities to which transaction applies:_____________________________________________________

             2) Aggregate number of securities to which transaction applies:_____________________________________________________

             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):_________________________________________________

             4)    Proposed maximum aggregate value of transaction:_____________

             5)    Total fee paid:______________________________________________

      [ ]    Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:_____________________________________________

      2)    Form, Schedule or Registration Statement No.:_______________________

      3)    Filing Party:_______________________________________________________

      4)    Date Filed:_________________________________________________________

[V-ONE LOGO]



                                       April 5, 1999


Dear Shareholder:

      On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of V-ONE Corporation ("Company"). The Annual Meeting will be held at The Hampton Inn Germantown, 20260 Goldenrod Lane, Germantown, Maryland 20876, on Thursday, May 13, 1999 at 10:00 a.m. Germantown, Maryland time.

      The shareholders will be asked at the Annual Meeting to vote on 1 proposal. The proposal relates to the reelection, with a term ending in the year 2002, of two directors of the Company. The Board of Directors unanimously recommends that the Company's shareholders vote for the proposal.

      Your vote is very  important,  regardless of the number of shares you own.
Please sign and return each proxy card that you receive in the postage-paid return envelope, which is provided for your convenience. The return of your proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Annual Meeting. We look forward to seeing you on May 13.


                                          Sincerely,


                                          /s/ David D. Dawson

                                          DAVID D. DAWSON
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER






 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874/ (301) 515-5200

                                V-ONE CORPORATION

  20250 CENTURY BOULEVARD, SUITE 300 GERMANTOWN, MARYLAND 20874 (301)515-5200


                                     NOTICE
                         ANNUAL MEETING OF SHAREHOLDERS
                                  APRIL 5, 1999

      NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders ("Annual Meeting") of V-ONE Corporation ("Company") will be held on Thursday, May 13, 1999 at 10:00 a.m., Germantown, Maryland time, at The Hampton Inn Germantown, 20260 Goldenrod Lane, Germantown, Maryland 20876, for the following purposes:


      1. To elect two directors, whose terms shall expire at the 2002 annual meeting, or until their successors have been elected and qualified; and

      2. To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on March 24, 1999 as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A complete list of shareholders of record of the Company on the Record Date will be available for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for the 10-day period prior to the Annual Meeting, at the executive offices of the Company, 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Joseph D. Gallagher

                                          JOSEPH D. GALLAGHER
                                          SECRETARY

Germantown, Maryland
April 5, 1999

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING, OR IN PERSON, AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                V-ONE CORPORATION

  20250 CENTURY BOULEVARD, SUITE 300 GERMANTOWN, MARYLAND 20874 (301)515-5200


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

      The enclosed proxy is solicited by the Board of Directors ("Board") of V-ONE Corporation, a Delaware corporation ("Company"), for use at the Annual Meeting of Shareholders on Thursday, May 13, 1999 ("Annual Meeting"), and at any adjournment thereof. The approximate date of mailing of this Proxy Statement is April 5, 1999.

              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

      The securities to be voted at the Annual Meeting consist of shares of common stock of the Company, $0.001 par value per share ("Common Stock"), with each share entitling its record owner to one vote on the Proposal and on all other matters properly brought before the Annual Meeting. The close of business on March 24, 1999 has been fixed by the Board as the record date ("Record Date") for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. There were 124 record holders of the Common Stock on the Record Date and 16,773,075 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting as of that date. The Company had no other class of voting securities outstanding on the Record Date.

      The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If less than a majority of the outstanding shares are present at the Annual Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Annual Meeting from time to time without further notice. Directors receiving a plurality of votes will be elected in the order of the number of votes received. There is no cumulative voting in the election of directors. With respect to any other matter properly brought before the Annual Meeting or any adjournment thereof, the vote required for approval shall be the affirmative vote of a majority of the total number of votes that those present at the Annual Meeting, in person or by proxy, are entitled to cast.

      All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given; in the absence of instructions to the contrary, such shares will be voted FOR the Proposal to elect the designated nominees for director. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board.

      Under Delaware law, shares represented at the Annual Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to any Proposal will have the same effect as votes against the Proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such Proposal (and therefore will reduce the absolute number - although not the percentage - of votes needed for approval) and will not be counted as votes for or against the Proposal.

      The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors or employees of the Company who will not be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable expenses incurred in that connection.

      A shareholder may revoke his or her proxy at any time prior to its exercise by (i) filing with Joseph D. Gallagher, Secretary, V-ONE Corporation, 20250 Century Boulevard, Suite 300, Germantown, Maryland 20874, written notice thereof, (ii) submitting a duly executed proxy bearing a later date or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Unless previously revoked or otherwise instructed thereon, proxies will be voted at the Annual Meeting on the Proposal as described above.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      The number of shares of Common Stock held as of March 1, 1999, by each holder, if any, of more than 5% of the outstanding Common Stock of the Company, by each director of the Company, each nominee for reelection as a director, each executive officer named in the "Summary Compensation Table," and by all executive officers and directors of the Company is set forth below. All of the shares shown in the following table are shares of Common Stock and are owned both of record and beneficially by the person named; the person named possesses sole voting and investment power, except as otherwise indicated in the footnotes to the table.

      This table does not include shares of Common Stock that may be issued to Advantage Fund II Ltd. ("Advantage") because Advantage and any person who acquires warrants from Advantage is not entitled to receive shares of Common Stock on exercise of these warrants to the extent that the sum of (1) the shares of Common Stock owned by such holder and its affiliates and (2) the shares of Common Stock issuable on exercise of these warrants would result in beneficial ownership by such holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. Beneficial ownership for this purpose is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), excluding shares of Common Stock so owned through ownership of unexercised warrants.

  NAME AND ADDRESS (1)    SHARES BENEFICIALLY OWNED (2)    PERCENT OF CLASS (3)
  ----------------        -------------------------        ----------------

James F. Chen**                   3,720,152(4)                     22.2%

Jieh-Shan Wang                      382,492(5)                      2.3%

Charles C. Chen                     199,500(6)                      1.2%

David D. Dawson                     210,000(7)                      1.2%

Charles B. Griffis                   67,300(8)                      *

A.L. Giannopoulos                    10,000(9)                      *

William E. Odom**                    16,666(10)                     *

Christopher T. Brook                 52,500(11)                     *


Executive Officers and            4,658,610                        27.2%
Directors as a group (9          (4) (5) (6) (7)
persons)                         (8) (9) (10) (11)




--------------------

*  Less than 1%.

** Nominee.

(1) Unless otherwise indicated, the mailing address of each shareholder is c/o V-ONE Corporation, 20250 Century Boulevard, Suite 300, Germantown, MD 20874.

(2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

      Each director and executive officer possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. The number of shares beneficially owned by each director or executive officer is determined under rules promulgated under the Exchange Act by the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual currently has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days after March 1, 1999.

(3) Number of shares deemed outstanding includes any shares subject to stock options and warrants beneficially owned by the person in question that are currently exercisable or become exercisable within 60 days after March 1, 1999.

(4) Includes: 600,000 shares of Common Stock held in a family limited partnership, the general partner of which is a corporation controlled by James F. Chen and his wife Mary S. Chen. Does not include (i) 71,110 shares of Common Stock registered in the name of Mary S. Chen as Trustee under trusts for the benefit of Mr. Chen's children with respect to which Mary S. Chen possesses voting and investment power and (ii) 138,100 shares of Common Stock held by the Chen Foundation, Inc. with respect to which Mary S. Chen possesses sole voting and dispositive power, for which shares Mr. Chen disclaims beneficial ownership.

(5) Includes 103,500 shares of Common Stock held in a family limited partnership, the general partner of which is a corporation controlled by Jieh-Shan Wang and his wife Shwu-Ru Wang, and options to purchase 15,000 shares of Common Stock.

(6)   Owned jointly with Kathleen H. Chen, his wife.

(7) Includes options and warrants to purchase 200,000 shares of Common Stock. Does not include options and warrants to purchase 600,000 shares of Common Stock, in the aggregate, that are not currently exercisable.

(8) Includes 2,400 shares held by his wife and options to purchase 62,500 shares of Common Stock.

(9)   Includes warrants to purchase 10,000 shares of Common Stock.

(10) Includes options to purchase 6,666 shares of Common Stock and warrants to purchase 10,000 shares of Common Stock.

(11)  Includes options to purchase 52,500 shares of Common Stock.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

      The Company's restated bylaws provide for a Board consisting of up to seven members serving staggered terms. The terms of office of James F. Chen and William E. Odom on the Board will expire at the Annual Meeting. James F. Chen and William E. Odom have been nominated by the Board for reelection to the Board to serve for a three-year term.

      There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director or selected as a nominee, except that, under Mr. Dawson's employment agreement, the Board was required to elect Mr. Dawson to fill a vacancy on the Board. Under his employment agreement, Mr. Dawson also has the right to nominate a person to serve as a director of the Company (in addition to himself). Mr. Dawson nominated Mr. Giannopoulos pursuant to this provision.

      If any nominee becomes unavailable for any reason, or if any other vacancy in the class of directors to be elected at the Annual Meeting should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board to replace the nominee or to fill such other vacancy on the Board. The Board has no reason to believe that the nominees will be unavailable or that any other vacancy on the Board will occur. The nominees have consented to be named and have indicated their intent to serve if elected.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR REELECTION AS DIRECTORS SET FORTH ABOVE.

                  INFORMATION CONCERNING THE BOARD OF DIRECTORS

      The directors of the Company are currently classified into three classes, which are elected on a staggered basis. Each director serves for a three-year term and until his successor is duly elected and qualified. The current members of the Board are set forth below:


                            DIRECTOR
                             OF THE
                            COMPANY     TERM     POSITION(S) CURRENTLY
          NAME               SINCE     EXPIRES   HELD WITH THE COMPANY
          ----               -----     -------   ---------------------

   Charles C. Chen (1)(2).... 1993      2001     Director

   James F. Chen (1)(3)...... 1993      1999     Director

   David D. Dawson........... 1997      2001     Chairman of the Board,
                                                 President and Chief
                                                 Executive Officer

   A.L. Giannopoulos (2)(4).. 1998      2000     Director

   William E. Odom (2)(3)(4). 1996      1999     Director

---------------------

(1)   Member of the Executive Committee.
(2)   Member of the Audit Committee.
(3)   Nominee for election.
(4)   Member of the Executive Compensation Committee

      Biographical information regarding the directors of the Company is as follows:

      CHARLES C. CHEN, D.D.S., 44, has served as a director of the Company since February 1993 and as the Company's Secretary from December 12, 1995 until February 2, 1998. Since July 1982, Dr. Chen has practiced periodontics with
Zupnik, Winson & Chen, D.D.S.P.A. Dr. Chen holds a D.D.S. from the Baltimore College of Dental Surgery, University of Maryland, and a B.S. in Chemistry from the University of Maryland. He is James F. Chen's brother.

      JAMES F. CHEN, 48, founded the Company in February 1993 and has since served as a director. He also served as Chairman of the Board from November 21, 1997 to July 22, 1998. From inception until November 21, 1997, Mr. Chen served as the Company's President and Chief Executive Officer. From 1980 to 1990, Mr. Chen managed INTELSAT's world-wide ground network engineering projects. From 1990 to January 1993, he managed the INTELSAT Ground Network Engineering Department and, from March 1992 to January 1993, he also directed its Management Information Systems Division. Mr. Chen holds an M.S. in Computer Science from George Washington University and a B.S. in Electrical Engineering from Georgia Institute of Technology. He is Charles C. Chen's brother.

      DAVID D. DAWSON, 51, has served as the President and Chief Executive Officer of the Company since November 21, 1997, as a director since December 12, 1997 and as Chairman of the Board since July 22, 1998. From March 1996 until November 1997, he served as General Manager of Ascend Communications, Inc., a data communications hardware company. From April 1994 until March 1996, he served as Chief Operating Officer, and from November 1995 until March 1996, he served as Chief Executive Officer of Morning Star Technologies, a firewall and communications company. From October 1992 until April 1994, he was Vice President of Development for Net Express Systems, a data communications hardware company. Mr. Dawson holds an M.S. in Computer Science from Fairleigh Dickinson University, an M.S. in Operations Research from Air Force Institute of Technology, and a B.S. in Electrical Engineering from the United States Military Academy at West Point.

      A.L. GIANNOPOULOS, 59, has served as a director of the Company since July 22, 1998. Mr. Giannopoulos was elected a director of MICROS Systems, Inc. ("MICROS") in March 1992 and was elected President and Chief Executive Officer of MICROS in May 1993. Effective as of June 1, 1995, Mr. Giannopoulos resigned as General Manager of the Westinghouse Information and Security Systems Divisions, having been with Westinghouse for approximately 30 years. In prior assignments at Westinghouse, Mr. Giannopoulos was General Manager of the Automation Division and National Industrial Systems Sales Force, Industries Group. Mr. Giannopoulos is a graduate of Lamar University with a Bachelor of Science degree in Electrical Engineering.

      (RETIRED) LT. GEN. WILLIAM E. ODOM, 66, has served as a director of the Company since June 1996. Since October 1988, General Odom has served as Director of National Security Studies at the Hudson Institute. He has also served as an adjunct professor at Yale University since January 1989. Prior to his retirement from the military in 1988, General Odom held several military posts including, Director of the National Security Agency, Assistant Chief of Staff for Intelligence and Military Assistant to the National Security Advisor during the Carter Administration. He is also a director of Nichols Research Corporation and American Technologies Group and the Chairman of the Board of American Science & Engineering. General Odom holds an M.A. and Ph.D. from Columbia University and a B.S. from the United States Military Academy at West Point.

COMPENSATION OF DIRECTORS

      The  Company   reimburses   directors  for  travel  expenses  incurred  in
connection with their attendance at meetings of the Board and its committees.

      James Chen received $185,000 in 1998 pursuant to his employment agreement. Mr. Chen also received $4,000 in payments from the Company to finance a company car and $824 in payments by the Company in connection with taxes on such car. Mr. Chen's employment agreement with the Company has been amended as of January 1, 1999. Mr. Chen will no longer receive a salary and the Company has agreed to pay Mr. Chen $5,000 per month during 1999 as a consulting fee starting on January 1, 1999.

      On August 7, 1998, the Company issued warrants to purchase 10,000 shares of Common Stock each to Gen. Odom and Mr. Giannopoulos. The exercise price of the warrants is $2.686 per share. The warrants were exercisable upon issuance and have a term of five years.

BOARD OF DIRECTORS AND COMMITTEES

      Meetings of the Board are held regularly each quarter and as required. During 1998, the Board held four meetings. The following are the committees of the Board:

      The Board has established an Audit Committee ("Audit Committee") to recommend the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit, review the scope and results of the audit with the independent accountants, review with management and the independent accountants the Company's year-end operating results and consider the adequacy of the internal accounting procedures. The Audit Committee consists of two directors, none of whom are employees of the Company. The Audit Committee met twice in 1998.

      The Board has also established a Compensation Committee ("Compensation Committee") and an Executive Committee ("Executive Committee"). The Compensation Committee, which consisted of two directors until Hai Hua Cheng resigned on November 7, 1997, reviewed and recommended the compensation arrangements for all directors and officers, approved such arrangements for other senior level employees and administered and took such other action as may have been required in connection with certain compensation and incentive plans of the Company. On March 4, 1999, the Compensation Committee was reconstituted.

      The Executive Committee, which consists of two directors, addresses significant corporate, operating and management matters between meetings of the full Board. The Executive Committee did not meet during 1998.

      The Company currently has no standing nominating committee. A director can be nominated by a member of the Board or by written notice to the Board not less than 120 calendar days in advance of the anniversary date of the Company's previous year's annual meeting of shareholders.

      No current member of the Board attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during 1998.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

      The Company's executive officers are elected each year by the Board, unless the Board determines, upon appointing an officer, that he or she shall serve for a different term. Any executive officer may be removed at any time, with or without cause, by the Board. Biographical information with respect to David D. Dawson is provided above. See "Information Concerning the Board of Directors." Biographical information regarding the other executive officers of the Company is as follows:

      JIEH-SHAN WANG, PH.D., 44, has been with the Company since its inception and has served as the Company's Chief Technical Officer since August 1998. As of August 1998, Dr. Wang is no longer an executive officer of the Company. From January 1997 to July 1998, Dr. Wang served as the Company's Senior Vice President and Chief Technical Officer, from April 1996 to December 1996, Dr. Wang served as the Company's Senior Vice President of Engineering, from August 1995 to April 1996, Dr. Wang served as the Company's Vice President of Engineering and, from April 1994 to August 1995, he served as Chief Engineer. Dr. Wang was with INTELSAT from June 1991 to April 1994, as Senior Systems

Engineer, where he led a team of engineers in the development of network applications. Dr. Wang holds a Ph.D. in Physics from the University of Maryland and a B.S. in Physics from National Taiwan University.

      CHARLES B. GRIFFIS, 54, has served as the Company's Senior Vice President and Chief Financial Officer since September 1996 and began serving as the Company's Treasurer as of January 1, 1997. Prior to joining the Company, Mr. Griffis served as Senior Vice President and Chief Financial Officer of Masstor Systems Corporation, a company that filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on September 8, 1994, from April 1990 to September 1996. From November 1983 to April 1990, Mr. Griffis served as a General Partner of Griffis, Sandler & Co., a private venture capital firm, and as President of Charles Griffis & Co., Inc., a business consulting firm. Mr. Griffis holds an M.B.A. in Finance from Columbia University and a B.A. in History from Yale University.

      CHRISTOPHER T. BROOK, 59, has served as the Company's Vice President of Product Development since February 1997. As of August 1998, Mr. Brook is no longer an executive officer of the Company. From September 1996 to February 1997, Mr. Brook served as the Company's Director of Product Development. Mr. Brook was with GE Information Services, Inc. for approximately 27 years prior to joining the Company, holding a number of technology-related positions including Manager of Directory Services and Network Architecture, Manager of Network Architecture and most recently, Manager of Emerging Technology, where Mr. Brook was responsible for investigating new information technologies. Mr. Brook graduated from Clifton College (Bristol, England) with an emphasis in the Classics.

      ROBERT F. KELLEY, 43, has served as the Company's Vice President of Engineering since August 1998. Prior to joining the Company, Mr. Kelley served from October 1996 to August 1998 as the Director, New Product Development for Symix Systems, Inc., where he led product development of their flagship SyteLine(R) software product serving the mid-range Manufacturing ERP market. From October 1993 to October 1996, he managed software development at CompuServe, Inc., most recently as Group Manager, Software Development in the Internet Services Group. Previously, he served in a variety of positions with Soft Step Software, Inc., Meret, Inc., and the General Electric Company. Mr. Kelley holds an M.B.A from Harvard Business School and a B.S. in Engineering from Ohio State University.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation paid to the Company's current President and Chief Executive Officer and the three other most highly compensated executive officers of the Company whose salary plus bonus exceeded $100,000 during the year ended December 31, 1998 ("Named Executives") and their compensation for services in 1998, 1997 and 1996.

                               ANNUAL COMPENSATION
                      --------------------------------------------------------
                                                                                        Long Term
                                                                                      Compensation
                                                                                      ------------

                                                                                         Awards
                                                                                         ------

Name and Principal                                            Other Annual              Securities                  All Other
Position              Year     Salary ($)    Bonus ($)     Compensation ($)(1)      Underlying Options (#)       Compensation ($)
------------------    ----     ----------    ---------     -------------------     -----------------------       ----------------

David D. Dawson       1998      $200,000           --          $22,006(7)                   --                      $54,824(6)
President and Chief   1997      $ 21,282           --           --                     800,000(2)                        --
Executive Officer     1996            --           --           --                          --                           --

Jieh-Shan Wang        1998      $110,000     $ 35,000           --                      30,000                           --


                                                                 7


Chief Technical       1997      $140,000           --           --                      30,000                     $ 3,778(4)
Officer (8)
                      1996      $101,667     $  3,000           --                     166,666(3)                  $ 4,633(4)

Charles B. Griffis    1998      $150,000           --           --                          --                          --
Senior Vice           1997      $142,500     $ 10,000           --                      45,000                          --
President & Chief     1996      $ 36,820           --           --                      75,000                       3,240(5)
Financial Officer

Christopher T. Brook  1998      $120,000           --              --                       --                          --
Vice President of     1997      $118,333           --              --                   15,000                          --
Product Development   1996            --           --              --                   60,000                          --
(8)

---------------------

(1) Except with respect to Mr. Dawson in 1998, for 1998, 1997 and 1996, the aggregate amount of perquisites and other personal benefits, securities or property for each Named Executive is not reportable under SEC rules because such amount is the lesser of either $50,000 or 10% of total annual salary and bonus for each Named Executive.

(2) Represents options to purchase 500,000 shares of Common Stock at an exercise price of $3.125 per share granted under the 1996 Plan and warrants to purchase 300,000 shares of Common Stock at an exercise price of $3.125 per share. These options and warrants vest as to 25% of the shares on the first anniversary of the date of grant and as to an additional 25% of the shares on the second, third and fourth anniversaries of the date of grant. The options and warrants become fully vested in the event of a change in control of the Company.

(3) Represents options granted under the Company's 1996 Non-Statutory Stock Option Plan (expired on December 31, 1996), which, upon exercise, became shares of Common Stock subject to restrictions on transferability.

(4)   Represents payments made by the Company to finance Mr. Wang's automobile.

(5)   Represents payments made by the Company for Mr. Griffis' relocation.

(6)   Represents payments made by the Company for Mr. Dawson's relocation.

(7)   Represents taxes paid by the Company on behalf of Mr. Dawson.

(8) This person ceased serving as an executive officer of the Company in August 1998.


STOCK OPTIONS

      The following tables set forth further information regarding the grant of options and warrants to the Named Executives of the Company in 1998. No stock appreciation rights ("SARs") were granted to any Named Executive during 1998. This table does not include information with respect to options that were repriced during 1998.

                                                                   Individual Grants
                          -------------------------------------------------------------------------------------------------
                                               % of Total
                             Number of          Options
                            Securities         Granted to                                     Potential Realizable Value at
                            Underlying          Employees     Exercise or                     Assumed Annual Rates of Stock
                          Options Granted       in Fiscal     Base Price      Expiration      Price Appreciation for Option
        Name                    (#)               Year        ($/Sh)(1)          Date                    Term
--------------------      ---------------     -----------     -----------     ----------      -----------------------------
David D. Dawson                  0                 --            --               --             --                   --
Jieh-Shan Wang               30,000(2)            4.3%         $2.688           8/6/08        $50,714              $128,519
Charles B. Griffis               0                 --            --               --             --                   --
Christopher T. Brook             0                 --            --               --             --                   --
--------------------

(1)   Represents fair market value on date of grant.

(2) Options vest in equal amounts over a four year period beginning on the first anniversary of the date of grant. If Mr. Wang's employment is terminated, other than for death, disability or "just cause" as defined in his employment agreement, Mr. Wang may exercise within 3 months of the date of termination all or any part of options that have vested on the date of termination of his employment. Upon a change of control of the Company the options will become fully vested and exercisable.

      The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Named Executives at December 31, 1998.

                                                       Number of             Value of
                                                  Securities Underlying     Unexercised
                                                      Unexercised           In-the-Money
                                                       Options at            Options at
                                                      December 31,          December 31,
                      Shares                            1998 (#)             1998 ($) (1)
                     Acquired                        -------------          -------------
                        on          Value            Exercisable/           Exercisable/
       Name         Exercise(#)   Realized ($)       Unexercisable          Unexercisable
       ----         -----------   ------------       -------------          -------------

David D. Dawson         -            -              200,000/800,000            $0/$0

Jieh-Shan Wang          -            -                7,500/60,000           $705/$5,640

Charles B. Griffis      -            -               56,250/75,000         $5,288/$11,280

Christopher T. Brook    -            -               48,750/75,000         $4,583/$7,050
-----------------------------

(1)   Based on the closing sales price of $2.969 on December 31, 1998.

      On February 17, 1998, the Company offered to reprice all outstanding options issued pursuant to the Company's 1996 Incentive Stock Plan ("1996 Plan"), other than those issued to the President and any Vice President, at the option of the holder, by decreasing the exercise price of the options to $2.625, the current market price of the Company's common stock as of that date. The repricing was conditioned on the acceptance by each optionholder of (i) the requalification of any repriced option as a "Non-Qualified Stock Option" as that term is defined in the 1996 Plan and (ii) agreement that any repriced options would not become exercisable unless such optionholder remained an employee of the Company through August 17, 1998.

      On May 1, 1998, the Company offered to reprice all outstanding options issued to the President and any Vice Presidents pursuant to the 1996 Plan, at the option of the holder, by decreasing the exercise price of the options to $2.875, the current market price of the Company's common stock as of that date. The repricing was conditional on the acceptance by each optionholder of (i) the requalification of any repriced option as a "Non-Qualified Stock Option" as that term is defined in the 1996 Plan and (ii) agreement that any repriced options would not become exercisable unless such optionholder remained an employee of the Company through November 1, 1998.

      The following table sets forth information with respect to all repricings of options held by any of the Company's executive officers since inception. This table does not reflect the effect on outstanding options as a result of the Company's 10-for-1 stock split effective November 1, 1995 or its 2-for-3 reverse stock split effective July 2, 1996 as these adjustments affected all of the Company's stockholders. The Company has never granted any SARs.


                                   Number of
                                   Securities                                                               Length of  Original
                                   Underlying       Market Price of      Exercise Price                     Option Term
                                   Options/SARs     Stock at Time of     at Time of          New            Remaining at Date
                                   Repriced or      Repricing or         Repricing or        Exercise       of Repricing or
Name                     Date      Amended(#)       Amendment($)         Amendment($)        Price($)       Amendment
----                     ----      ------------     ----------------     --------------      --------       -------------------
David D. Dawson           --           --                 --                   --               --                  --

Charles B. Griffis      5/1/98       75,000             $2.875                $5.00           $2.875         8 years, 5 months
Charles B. Griffis      5/1/98       25,000             $2.875                $5.875          $2.875         8 years, 9 months
Charles B. Griffis      5/1/98       20,000             $2.875                $4.00           $2.875         9 years, 6 months
Jieh-Shan Wang          5/1/98       30,000             $2.875                $4.00           $2.875         9 years, 6 months
Christopher T. Brook    5/1/98       60,000             $2.875                $5.00           $2.875         8 years, 5 months
Christopher T. Brook    5/1/98       15,000             $2.875                $5.875          $2.875         8 years, 9 months
Robert F. Kelly           --           --                 --                   --               --                  --

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      In June 1996, the Board established the Compensation Committee, which made recommendations concerning the compensation arrangements for all directors and executive officers. From January 1 through November 7, 1997, members of the Compensation Committee were Hai Hua Cheng and William E. Odom. In March 1999, the Board reconstituted the Executive Compensation Committee with General Odom and Mr. Giannopoulos as members.

      Consistent with the Company's growth, in April 1997, the Compensation Committee began to adjust the compensation paid to its executive officers to be competitive within the high technology industry. As a result, compensation for executive officers currently consists primarily of base salary, cash bonuses and grants of stock options pursuant to the Company's plans. Base salaries were initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Bonuses and annual salary adjustments, if any, were determined by evaluating performance taking into account such factors as achievement of the Company's strategic goals, assumption of additional responsibilities, attainment of specific individual objectives, and the compensation paid to other senior executives in the Company's industry. The Board believes that stock ownership by management is especially beneficial in aligning the interest of management and shareholders in the Company.

      From the inception of the Company until 1996, James F. Chen received a significant number of shares of the Company in lieu of receiving a salary. In June 1996, Mr. Chen entered into an employment agreement with the Company that provided for a base salary of $125,000 per annum. In April 1997, the Compensation Committee determined to increase Mr. Chen's base salary to $185,000 per annum in order to align his compensation with that paid to other senior executives in the Company's industry. On November 21, 1997, Mr. Chen was appointed Chairman of the Board of the Company and ceased to serve as its President and Chief Executive Officer in connection with the Company's retention of David D. Dawson. On July 22, 1998, Mr. Chen ceased to serve as Chairman of the Board. See "-- Employment Agreements" for more information regarding Mr. Chen's employment agreement.

      On November 21, 1997, the Company retained Mr. Dawson as its President and Chief Executive Officer. On that date, the Company entered into an employment agreement with Mr. Dawson, the terms of which were approved by the Board. Pursuant to such employment agreement, Mr. Dawson's base salary was set at $200,000 per annum and he received options and warrants to purchase 800,000 shares of Common Stock at an exercise price of $3.125 per share. The amount of Mr. Dawson's initial annual salary and the number of options and warrants were determined after consulting with the executive search firm retained by the Company to attract candidates for the position of President and Chief Executive Officer. On July 22, 1998, Mr. Dawson was appointed Chairman of the Board. See "-- Employment Agreements" for more information regarding Mr. Dawson's employment agreement.

      Also in June 1996, the Company entered into an employment agreement with Jieh-Shan Wang, who then held the position of Senior Vice President and Chief Technical Officer. Mr. Wang's agreement provided for a base salary of $100,000 per annum. In April 1997, the Compensation Committee determined to increase Mr. Wang's base salary to $140,000 per annum in order to align his compensation with that paid to other senior executives in the Company's industry. In 1998, Mr. Wang received a salary of $110,000 (as from October 1998 to December 1998 Mr. Wang took an unpaid sabbatical) and a performance based bonus of $35,000. See "-- Employment Agreements" for more information regarding Mr. Wang's employment agreement.

      On November 6, 1998 and August 1, 1998, the Company entered into employment agreements with Charles B. Griffis, its Senior Vice President and Chief Financial Officer, and Robert F. Kelly, its Vice President of Engineering. See "-- Employment Agreements" for more information regarding these employment agreements.

      The Compensation Committee did not change the salary of any executive officer during 1998.

      In 1998, Mr. Wang received a bonus of $35,000 based on the Board's evaluation of his performance as Senior Vice President and Chief Technical Officer.

      Grants of Company stock options are intended to align the interest of executives, key employees and others with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain with the Company. The Board initially authorized the Compensation Committee to grant stock options to key employees and others under the Company's stock option plans. Currently, the Board is administering the Company's stock option plans. In the past, Mr. Chen has recommended, and currently Mr. Dawson recommends, to the Compensation Committee or the Board levels of stock option grants based upon the same factors as used for bonus and salary adjustments. Mr. Chen does not currently hold, nor has he ever been granted, options to purchase the Company's Common Stock. On May 1, 1998, the Board of Directors voted to reprice certain stock options held by various officer's of the Company. The exercise price of the options was changed to $2.875. See "--Executive Compensation - Stock Options" for more information regarding the repricing of options.

      Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Named Executives. Currently, no executive officer of the Company is paid compensation in excess of $1 million per year and it is not anticipated that any executive officer will be paid in excess of $1 million in 1998. As the Company's Compensation Committee is now reconstituted, the Company's 1998 Incentive Stock Plan and 1996 Incentive Stock Plan can now provide for awards that can be made in compliance with Section 162(m).

                                 Charles C. Chen
                                  James F. Chen
                                 David D. Dawson
                                A.L. Giannopoulos
                                 William E. Odom



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As of March 1999, the members of the Company's Compensation Committee are A.L. Giannopoulos and William E. Odom.

      One of the Company's executive officers, Jieh-Shan Wang, paid for options granted under the Company's 1995 Non-Statutory Stock Option Plan with a promissory note. Mr. Wang borrowed $124,750 from the Company and executed a 6% interest-bearing promissory note, due April 22, 2006, that was secured by the shares of Common Stock issued on exercise of the option by Mr. Wang ("Pledged Shares"). The terms of the note provided for payments of principal and interest to be made annually, beginning on April 22, 1997. If, at any time, the fair market value of the Pledged Shares securing the note was less than the amount due under the note, Mr. Wang remained liable for the balance due. If Mr. Wang sold the Pledged Shares at any time prior to April 22, 2006, then the proceeds of the sale would have been applied to the balance of the note before payment would be made to Mr. Wang. On February 11, 1998, Mr. Wang repaid the note by tendering 37,192 shares of Common Stock to the Company, valued at $3.25 per share. The largest amount of indebtedness outstanding on the note during 1998 was $115,285.

      The Company has adopted a policy providing that all material transactions (other than compensation arrangements that must be approved by the Compensation Committee) between the Company and its officers, directors and other affiliates
(i) must be approved by a majority of the disinterested members of the Board or a committee thereof (following disclosure to the Board of the material facts of the relationship and the transaction), and (ii) must be on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

STOCK PERFORMANCE GRAPH

      The following graph compares the change from the date of the Company's Common Stock began trading on the Nasdaq National Market in the Company's total return on its Common Stock with (a) the change in the total return on the stocks included in the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) and
(b) the change in the total return on the stocks included in the Company's peer group (4 companies) assuming an initial investment of $100 on October 24, 1996, the date the Common Stock began trading on Nasdaq. All of these total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. The Common Stock price performance shown below should not be viewed as being indicative of future performance. The companies currently in the peer group are Check Point Software Technologies Ltd., Security Dynamics Technologies, Inc., Cylink Corp., and AXENT Technologies, Inc. Raptor Systems, Inc., a member of the Company's peer group in 1998, was acquired by Accent Technologies, Inc. in 1998 and is no longer in the peer group.

SOURCES: NASDAQ
[LINE GRAPH:  STOCK PERFORMANCE GRAPH SHOWING THE FOLLOWING PLOT POINTS:

                          10/24/96      12/31/96      12/31/97      12/31/98

V-ONE CORPORATION          100.00        145.00         70.00         59.38

NASDAQ TOTAL RETURN        100.00        105.44        129.36        181.84
INDEX

PEER GROUP (4 COMPANIES)   100.00         82.17        104.30        104.17]








SOURCES:  NASDAQ

                      October 24, 1996   December 31, 1996   December 31, 1997   December 31, 1998

EMPLOYMENT AGREEMENTS

      On June 12 and July 8, 1996, respectively, the Company entered into employment agreements with James F. Chen and Jieh-Shan Wang at initial annual base salaries of $125,000 and $100,000, respectively. Each employment agreement had a two year term and was automatically renewed for additional two year terms on each successive anniversary date, commencing June 12 and July 8, 1997, respectively. However, either the Company or Mr. Chen or Mr. Wang may serve written notice of termination prior to June 12 or July 8, 1997, respectively, or prior to June 12 or July 8 of each succeeding year, as the case may be, in which case the respective employment agreement will terminate at the end of the two year period that begins with June 12 or July 8 following the date of such written notice.

      On November 21, 1997, the Company's employment agreement with James F. Chen was modified to provide that Mr. Chen would serve solely as Chairman of the Board of the Company. On January 1, 1999, the Company's employment agreement with Mr. Chen was modified to provide that Mr. Chen was no longer an executive officer of the Company and that he would not receive any further payments from the Company pursuant to his employment agreement, including any severance or termination payments he might otherwise have been entitled to, beginning January 1, 1999. This amendment also provided that the Company would pay Mr. Chen $5,000 per month for the period beginning January 1, 1999 and ending December 31, 1999 as a consulting fee. This consulting arrangement may be continued after December 31, 1999 by mutual agreement of the parties. In 1998, Mr. Chen received payments of $185,000 from the Company pursuant to this employment agreement.

      Under Mr. Wang's employment agreement, the Board (or a Board committee) was obligated to review his base salary promptly following the completion of the Company's initial public offering ("Offering") and thereafter at least annually. As a result of such review, the Board or committee may, in its discretion, increase, but generally may not decrease, his base salary. After any adjustment following the Offering, the Board or committee may not increase his base salary for any one year by an amount greater than 50% of his then base salary. It is intended that the Board or committee will consider in any such review factors relating to his performance, duties and responsibilities and endeavor to maintain his compensation at a level comparable to that of similarly situated executives in the Company's industry. In April 1997, his annual salary was increased to $140,000. From October 1998 to December 1998, Mr. Wang took an unpaid sebatical from the Company. As a result he was only paid $110,000 during 1998. His employment agreement also provides that he may be paid such bonuses, if any, as may be awarded from time to time by the Board or such committee, in its discretion. Such bonuses shall be based on results of operations, special contributions made by him, seniority, competitive conditions in the Company's industry and such other factors as the Board or such committee considers relevant.

      Under Mr. Wang's employment agreement, in the event that (i) the Company terminates his employment for any reason (other than because of death, disability or just cause) within two years following a change in control, (ii) he terminates his employment with the Company because of the Company's material breach of the employment agreement, (iii) his base salary is reduced unless such reduction is permitted by the employment agreement or (iv) the Company's principal executive offices are relocated to a location outside Montgomery County, Maryland, or the Company requires him to be based anywhere other than the Company's principal executive offices, then the Company must make a lump sum severance payment to Mr. Wang. The payment is equal to the sum of (a) the aggregate amount of the future base salary payments Mr. Wang would have received if he continued in the employ of the Company until 24 months following the termination date and (b) Mr. Wang's projected bonus for the year in which the termination date occurs. The payment required by clause (a) is calculated at the highest rate of base salary paid to Mr. Wang at any time under the employment agreement, with such payments discounted to present value at a discount rate equal to 1% above the per annum one-year Treasury Bill rate. The bonus amount is computed assuming that Mr. Wang had remained in the Company's employ until the end of that year and that all performance goals or other performance measures have been met at the then current level for the remainder of that year.

      On August 1, 1998, the Company's employment agreement with Mr. Wang was modified to provide that Mr. Wang ceased to be a Senior Vice President of the Company but will continue to serve as Chief Technical Officer. As a result, Mr. Wang is no longer an executive officer of the Company.

      The Company may terminate Mr. Wang's employment for "just cause" at any time by giving him written notice, in which case the Company is only obligated to pay him his base salary as then in effect through the termination date. If he fails to perform his duties under the employment agreement on account of a disability, the Company may terminate the agreement on a date not less than 30 days thereafter unless he resumes full performance of his duties within such period. He is entitled to terminate his employment with the Company on, or at any date after, a date on which he is at least 65 years old. Each employment agreement also terminates in the event of his death. In either such event, the Company must pay him or his legal representative his base salary as then in effect that has accrued to the last day of the month in which the retirement date or the date of death occurs.

      On November 21, 1997, the Company entered into an employment agreement with David D. Dawson, its Chairman, President and Chief Executive Officer. The employment agreement has a two year term and is automatically renewed for an additional one year term on such second anniversary date and each successive anniversary date thereafter. However, either the Company or Mr. Dawson may serve written notice of its or his intention not to renew not less than 30 days prior to the then current termination date of the agreement, in which case the employment agreement terminates on such termination date.

      Mr. Dawson's salary was initially set at $200,000 per year, subject to increase by the Board. The employment agreement also provides that Mr. Dawson is eligible for a cash bonus in the amount of 40% of his base salary if he meets certain performance objectives; the bonus may be increased if the objectives are exceeded.

      If the Company terminates Mr. Dawson's employment for cause, he is not entitled to any severance payment. Mr. Dawson is deemed to be terminated for cause if, in the reasonable determination of the Board, he, among other things, is convicted of a felony or a crime involving moral turpitude, participates in a fraud against the Company, or willfully discloses the Company's trade secrets or other confidential information to any of its competitors. If the Company terminates Mr. Dawson's employment other than for cause (or fails to renew the employment agreement other than for cause), Mr. Dawson receives a severance payment equal to one year's salary (or, if greater, base salary for the period beginning on the termination date and ending on November 21, 1999). If Mr. Dawson's employment with the Company terminates, he has agreed to resign as a director.

      On November 6, 1998, the Company entered into an employment agreement with Charles B. Griffis, its Senior Vice President and Chief Financial Officer. The employment agreement has an initial term of one year subject to automatic renewal for additional one year periods; however, if Mr. Griffis is employed by the Company on the date of a change of control (which term is defined in the amended employment agreement), Mr. Griffis' employment is extended for 12 months following the change of control.

      On August 1, 1998, the Company entered into an employment agreement with Robert F. Kelly, its Vice President of Engineering. Mr. Kelly's employment agreement has an initial term of two years, subject to automatic renewal for additional two year periods.

      Mr. Griffis salary was initially set at $150,000 per year and Mr. Kelly's salary was initially set at $140,000 per year. Each is also eligible to receive a bonus. If either of such persons' employment is terminated as a result of his death or his retirement after age 65, he or his legal representative receives his salary through the end of the month in which his death or retirement occurs. If he fails to perform his duties under the employment agreement on account of a disability, the Company may terminate the agreement on a date not less than 30 days thereafter unless he resumes full performance of his duties within such period. The Company may terminate his employment for "just cause" at any time by giving him written notice, in which case the Company is only obligated to pay him his base salary as then in effect through the termination date.

      If (i) Mr. Griffis' employment with the Company is terminated (other than because of his death, disability or "just cause") within one year following a change of control (as defined in the amended employment agreement), (ii) Mr. Kelly's employment is terminated (other than because of death, disability or "just cause"), (iii) either of such persons terminates his employment with the Company because of the Company's material breach of the employment agreement,
(iv) his base salary is reduced unless such reduction is permitted by the agreement or (v) the Company's principal executive offices are relocated to a location outside Montgomery County, Maryland, or the Company requires him to be based anywhere other than the Company's principal executive offices, then the Company must make a lump sum severance payment to such person. The payment is equal to the sum of (a) the aggregate amount of the future base salary payments he would have received if he continued in the employ of the Company until 12 months (6 months for Mr. Kelly) following the termination date and (b) his projected bonus for the year in which the termination date occurs. The payment required by clause (a) is calculated at the highest rate of base salary paid to him at any time under the employment agreement, with such payments discounted to present value at a discount rate equal to 1% above the per annum one-year Treasury Bill rate. The bonus amount is computed assuming that he had remained in the Company's employ until the end of that year (the next 6 months for Mr. Kelly) and that all performance goals or other performance measures have been met at the then current level for the remainder of that year. In addition, with respect to Mr. Griffis, all unvested stock options provided for under the terms of his original employment letter vest on the termination date and the exercise period of these options is extended until the latest date they could have been exercised if Mr. Griffis had remained employed by the Company until 12 months had elapsed following the change of control.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq, the exchange on which the Company's Common Stock is listed for trading. Executive officers, directors and greater than ten-percent shareholders (collectively, the "Reporting Persons") are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

      Based solely on review of the copies of such forms to the Company, and written representations by the Reporting Persons, the Company believes that, for the year ended December 31, 1998, all Section 16(a) filing requirements applicable to the Reporting Persons were met, except that one Form 4, covering one transaction, was not timely filed by James F. Chen, a director of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) served as the Company's independent public accountants for the year ended December 31, 1998. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and where they will be available to respond to any appropriate questions.

                                  ANNUAL REPORT

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, FREE OF CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, AS FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO CHARLES B. GRIFFIS, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER AND TREASURER, V-ONE CORPORATION, 20251 CENTURY BOULEVARD, SUITE 300, GERMANTOWN, MARYLAND 20874.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than December 7, 1999 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting.



                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, the proxy holders intend to vote the proxies as determined by a majority of the Board.

                                          By Order of the Board of Directors


                                          /s/ Joseph D. Gallagher

                                          JOSEPH D. GALLAGHER
                                          SECRETARY

  April 5, 1999

                                                                 REVOCABLE PROXY

                                V-ONE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints David D. Dawson and Charles B. Griffis, or either of them, each with full power of substitution, as the lawful proxies of the undersigned and hereby authorizes them to represent and to vote as designated below all shares of common stock of V-ONE Corporation ("Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on May 13, 1999, and at any adjournment thereof.



               V-ONE CORPORATION
               20250 CENTURY BOULEVARD
               SUITE 300
               GERMANTOWN, MD 20874


1. Proposal One: Election of two directors for a term ending in 2002.  Nominees:
   James F. Chen and William E. Odom.

     FOR [   ]           WITHHOLD AUTHORITY [   ]            ABSTAIN [   ]

    FOR, except vote withheld from the following nominees(s):

    ----------------------------------------------------------------------------


2. In their discretion on such other business as may properly come before the meeting or any adjournment thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTERS LISTED ABOVE.

      Whether or not you plan to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.


                                                   Change of Address or    [   ]
                                                   Comments Mark Here

                                                  Please sign your name  exactly
                                                  as  it  appears  hereon.  When
                                                  signing as attorney, executor,
                                                  administrator,    trustee   or
                                                  guardian,   please  give  full
                                                  title    as    such.    If   a
                                                  corporation,  please  sign  in
                                                  full    corporate    name   by
                                                  President or other  authorized
                                                  officer.   If  a  partnership,
                                                  please  sign  in   partnership
                                                  name by authorized person.

Date: __________________________________, 1999

                                          --------------------------------------
                                          Signature of Shareholder

                                          --------------------------------------
                                          Signature of Additional Shareholder(s)


                                       2